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                                                                  EXHIBIT 99.(e)


                             DISTRIBUTION AGREEMENT
                             ----------------------

     AGREEMENT made this _____ day of __________________, 1999, between HSBC MUTUAL FUNDS TRUST (the "Trust"), a Massachusetts business trust having its principal place of business at 3435 Stelzer Rd, Columbus, Ohio 43219, and BISYS FUND SERVICES LIMITED PARTNERSHIP d/b/a BISYS FUND SERVICES ("Distributor"), having its principal place of business at 3435 Stelzer Road, Columbus, Ohio 43219.

     WHEREAS, the Trust is an open-end management investment company, organized as a Massachusetts business trust and registered with the Securities and Exchange Commission (the "Commission") under the Investment Company Act of 1940, as amended (the "1940 Act"); and

     WHEREAS, it is intended that Distributor act as the distributor of the units of beneficial interest ("Shares") of each of the investment portfolios of the Trust (such portfolios being referred to individually as a "Fund" and collectively as the "Funds").

     NOW, THEREFORE, in consideration of the mutual premises and covenants herein set forth, the parties agree as follows:

     1.   Services as Distributor.
          ------------------------

          1.1 Distributor will act as agent for the distribution of the Shares covered by the registration statement and prospectus of the Trust then in effect under the Securities Act of 1933, as amended (the "Securities Act"). As used in this Agreement, the term "registration statement" shall mean Parts A (the prospectus), B (the Statement of Additional Information) and C of each registration statement that is filed on Form N-1A, or any successor thereto, with the Commission, together with any amendments thereto. The term "prospectus" shall mean each form of prospectus and Statement of Additional Information used by the Funds for delivery to shareholders and prospective shareholders after the effective dates of the above referenced registration statements, together with any amendments and supplements thereto.

          1.2 Distributor agrees to use appropriate efforts to solicit orders for the sale of the Shares and will undertake such advertising and promotion as it believes reasonable in connection with such solicitation. The Trust understands that Distributor is now and may in the future be the distributor of the shares of several investment companies or series (together, "Companies") including Companies having investment objectives similar to those of the Trust. The Trust further understands that investors and potential investors in the Trust may invest in shares of such other Companies. The Trust agrees that Distributor's duties to such Companies shall not be deemed in conflict with its duties to the Trust under this paragraph 1.2.
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               Distributor shall, at its own expense, finance appropriate activities which it deems reasonable, which are primarily intended to result in the sale of the Shares, including, but not limited to, advertising, compensation of underwriters, dealers and sales personnel, the printing and mailing of prospectuses to other than current Shareholders, and the printing and mailing of sales literature.

          1.3 In its capacity as distributor of the Shares, all activities of Distributor and its partners, agents, and employees shall comply with all applicable laws, rules and regulations, including, without limitation, the 1940 Act, all rules and regulations promulgated by the Commission thereunder and all rules and regulations adopted by any securities association registered under the Securities Exchange Act of 1934.

          1.4 Distributor will provide one or more persons, during normal business hours, to respond to telephone questions with respect to the Trust.

          1.5 Distributor will transmit any orders received by it for purchase or redemption of the Shares to the transfer agent and custodian for the Funds.

          1.6 Whenever in their judgment such action is warranted by unusual market, economic or political conditions, or by abnormal circumstances of any kind, the Trust's officers may decline to accept any orders for, or make any sales of, the Shares until such time as those officers deem it advisable to accept such orders and to make such sales.

          1.7 Distributor will act only on its own behalf as principal if it chooses to enter into selling agreements with selected dealers or others.

          1.8 The Trust agrees at its own expense to execute any and all documents and to furnish any and all information and otherwise to take all actions that may be reasonably necessary in connection with the qualification of the Shares for sale in such states as Distributor may designate.

          1.9 The Trust shall furnish from time to time, for use in connection with the sale of the Shares, such information with respect to the Funds and the Shares as Distributor may reasonably request; and the Trust warrants that the statements contained in any such information shall fairly show or represent what they purport to show or represent. The Trust shall also furnish Distributor upon request with: (a) unaudited semi-annual statements of the Funds' books and accounts prepared by the Trust, (b) a monthly itemized list of the securities in the Funds, (c) monthly balance sheets as soon as practicable after the end of each month, and (d) from time to time such additional information regarding the financial condition of the Funds as Distributor may reasonably request.

          1.10 The Trust represents to Distributor that, with respect to the Shares, all registration statements and prospectuses filed by the Trust with the Commission under the Securities Act have been carefully prepared in conformity with requirements of said Act and rules and regulations of the Commission thereunder. The registration statement and prospectus contain all statements required to be stated therein in conformity with said Act and the rules and regulations of said Commission and all statements of fact contained in any such registration statement and prospectus are true and correct. Furthermore, neither any registration statement nor any prospectus includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading to a purchaser of the Shares. The Trust may, but shall not be obligated to, propose from time to time such amendment or amendments to any registration statement and such supplement or supplements to any prospectus as, in the light of future developments, may, in the opinion of the Trust's counsel, be necessary or advisable. If the Trust shall not propose such amendment or amendments and/or supplement or supplements within fifteen days after receipt by the Trust of a written request from Distributor to do so, Distributor may, at its option, terminate this Agreement. The Trust shall not file any amendment to any registration statement or supplement to any prospectus without giving Distributor reasonable notice thereof in advance; provided, however, that nothing contained in this Agreement shall in any way limit the Trust's right to file at any time such amendments to any registration statement and/or supplements to any prospectus, of whatever character, as the Trust may deem advisable, such right being in all respects absolute and unconditional.

          1.11 The Trust authorizes Distributor and dealers to use any prospectus in the form furnished from time to time in connection with the sale of the Shares. The Trust shall indemnify, defend and hold harmless Distributor, its partners and employees and any person who controls Distributor within the meaning of the Securities Act, from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any reasonable counsel fees incurred in connection therewith) which Distributor, its partners and employees or any such controlling person, may incur under the Securities Act, the 1940 Act, the common law or otherwise arising out of or based upon any alleged untrue statement of a material fact contained in the registration statement or any prospectus or arising out of or based upon any alleged omission by the Trust to state a material fact required to be stated therein or necessary to make the statements therein not misleading, unless such statement or omission was made in reliance upon, and in conformity with, information furnished in writing to the Trust by or on behalf of Distributor for use in the preparation of the registration statement or the prospectuses. Notwithstanding the foregoing, this indemnity agreement, to the extent that it might require indemnity of any person who is a partner or employee of Distributor and who is also a Trustee of the Trust, shall not inure to the benefit of such partner or employee unless a court of competent jurisdiction shall determine, or it shall have been determined by controlling precedent, that such result would not be against public policy as expressed in the Securities Act or the 1940 Act. This Agreement shall not be construed to protect Distributor against any liability to the Trust or its shareholders to which Distributor would otherwise be subject by reason
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of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of it obligations and duties under this Agreement. This indemnity agreement shall not inure to the benefit of Distributor, its partners or employees or any controlling person as aforesaid if any untrue statement or omission made in any prospectus delivered to a purchaser of shares is corrected in any amendment or supplement to such prospectus and such amended or supplemented prospectus shall not have been delivered or sent to such purchaser within the time required by the Securities Act and the rules promulgated thereunder, provided that the Trust has delivered such amended or supplemented prospectus to Distributor in requisite quantity on a timely basis to permit such delivery or sending. This indemnity agreement is expressly conditioned upon the Trust's being notified of any action brought against Distributor, its partners or employees or any such controlling person, which notification shall be given by letter or by telegram addressed to the Trust at its principal office in New York, New York and sent to the Trust by the person against whom such action is brought within 10 days after the summons or other first legal process shall have been served. The failure to notify the Trust of any such action shall not relieve the Trust from any liability which it may have to the person against whom such action is brought by reason of any such alleged untrue statement or omission otherwise than on account of the indemnity agreement contained in this paragraph. The Trust shall be entitled to assume the defense of any suit brought to enforce any such claims, demand or liability, but, in such case, the defense shall be conducted by counsel chosen by the Trust and reasonably approved by Distributor. If the Trust elects to assume the defense of any such suit and retain counsel approved by Distributor, Distributor, its partners and employees and controlling persons named as the defendant, or defendants in such suit shall bear the fees and expenses of any additional counsel retained by any of them, but in case the Trust does not elect to assume the defense of any such suit, or in case Distributor does not approve of counsel chosen by the Trust, the Trust will reimburse such person or persons named as defendant or defendants in such suit, for the reasonable fees and expenses of any counsel retained by Distributor or such other persons. In addition, Distributor shall have the right to employ counsel to represent it, its partners and employees and any such controlling person who may be subject to liability arising out of any claim in respect of which indemnity may be sought by Distributor against the Trust hereunder if any such indemnified party shall have been advised by its counsel that representation of such indemnified party and the Trust by the same counsel would be inapprpriate under applicable standards of professional conduct due to actual or potential differing interests between them, in which event the reasonable fees and expenses of such separate counsel shall be borne by the Trust. Notwithstanding the preceding two sentences, the Trust shall, in connection with any such suit and any separate but substantially similar or related suits, actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm of attorneys (in addition to any local counsel) at any time for all persons entitled to indemnity under this paragraph. The Trust shall not be liable to indemnify any person for any settlement of any suit or claim effected without the Trust's written consent. This indemnity agreement and the Trust's representations and warranties in this Agreement shall remain operative and in full force and effect regardless
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of any investigation made by or on behalf of Distributor, its partners and employees or any such controlling person. This indemnity agreement shall inure exclusively to the benefit of Distributor, its partners and employees and any such controlling persons and their respective successors and estates. The Trust shall promptly notify Distributor of the commencement of any litigation or proceedings against it in connection with the issue and sale of any Shares.

     1.12 Distributor agrees to indemnify, defend and hold harmless the Trust, its officers and Trustees and any person who controls the Trust within the meaning of the Securities Act, from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any reasonable counsel fees incurred in connection therewith) which the Trust, its officers or Trustees or any such controlling person may incur under the Securities Act, the 1940 Act, the common law or otherwise, but only to the extent that such liability or expense incurred by the Trust, its officers or Trustees or such controlling person results from such claims or demands as shall arise out of or be based upon (a) any alleged untrue statement of a material fact contained in information furnished in writing by Distributor to the Trust specifically for use in the registration statement or any prospectus or shall arise out of or be based upon any alleged omission to state a material fact required to be stated therein or necessary to make such statement therein not misleading and (b) any alleged act or omission on Distributor's part as the Trust's agent that has not been expressly authorized by the Trust in writing. This indemnity agreement is expressly conditioned upon Distributor's being notified of any action brought against the Trust, its officers or Trustees or any such controlling person, which notification shall be given by letter or telegram addressed to Distributor at its principal office in Columbus, Ohio, and sent to Distributor by the person against whom such action is brought, within 10 days after the summons or other first legal process shall have been served. The failure to notify Distributor of any such action shall not relieve Distributor from any liability which it may have to the Trust, its officers or Trustees or such controlling person by reason of any such alleged misstatement, act or omission on Distributor's part otherwise than on account of the indemnity agreement contained in this paragraph. Distributor shall have a right to control the defense of such action with counsel of its own choosing and reasonably approved by the Trust if such action is based solely upon such alleged misstatement, act or omission on Distributor's part, in which event (except as stated below) the Trust, its officers and Trustees or such controlling person shall each have the right to participate in the preparation of the defense of such action at their own expense. If the Trust does not approve of counsel chosen by Distributor, and therefore Distributor does not control the defense of such action, Distributor will reimburse the Trust, its officers and Trustees and controlling person named as defendant or defendants in such action, for the reasonable fees and expenses of any counsel retained by the Trust or such other persons. In addition, the Trust shall have the right to employ counsel to represent it, its officers and Trustees and any such controlling person who may be the subject of liability arising out of any claim in respect of which indemnity may be sought by the Trust or any such other person against Distributor hereunder if any such indemnified party shall have been advised by its counsel that representation of such indemnified party
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and Distributor by the same counsel would be inappropriate under applicable standards of professional conduct due to actual or potential differing interests between them, in which event the reasonable fees and expenses of such separate counsel shall be borne by Distributor. Notwithstanding the preceding two sentences, Distributor shall, in connection with any such action and any separate but substantially similar or related suits, actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm of attorneys (in addition to any local counsel) at any time for all persons entitled to indemnity under this paragraph. This indemnity agreement and Distributor's representations and warranties in this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Trust, its officers and Trustees or any such controlling person. This indemnity agreement shall inure exclusively to the benefit of the Trust, its officers and Trustees and any such controlling persons and their respective successors and estates. Distributor shall promptly notify the Trust of the commencement of any litigation or proceedings against it in connection with the issue and sale of any shares.

          1.13 No Shares shall be offered by either Distributor or the Trust under any of the provisions of this Agreement and no orders for the purchase or sale of Shares hereunder shall be accepted by the Trust if and so long as the effectiveness of the registration statement then in effect or any necessary amendments thereto shall be suspended under any of the provisions of the Securities Act or if and so long as a current prospectus as required by Section 10(b)(2) of said Act is not on file with the Commission; provided, however, that nothing contained in this paragraph 1.13 shall in any way restrict or have an application to or bearing upon the Trust's obligation to repurchase Shares from any Shareholder in accordance with the provisions of the Trust's prospectus, Agreement and Declaration of Trust, or Bylaws.

          1.14 The Trust agrees to advise Distributor as soon as reasonably practical by a notice in writing delivered to Distributor or its counsel:

               (a) of any request by the Commission for amendments to the registration statement or prospectus then in effect or for additional information;

               (b) in the event of the issuance by the Commission of any stop order suspending the effectiveness of the registration statement or prospectus then in effect or the initiation by service of process on the Trust of any proceeding for that purpose;

               (c) of the happening of any event that makes untrue any statement of a material fact made in the registration statement or prospectus then in effect or which requires the making of a change in such registration statement or
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                    prospectus in order to make the statements therein not
                    misleading; and

                    (d) of all action of the Commission with respect to any amendment to any registration statement or prospectus which may from time to time be filed with the Commission.

                    For purposes of this section, informal requests by or acts of the Staff of the Commission shall not be deemed actions of or requests by the Commission.

          1.15 Distributor agrees on behalf of itself and its partners and employees to treat confidentially and as proprietary information of the Trust all records and other information relative to the Trust and its prior, present or potential Shareholders, and not to use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except, after prior notification to and approval in writing by the Trust, which approval shall not be unreasonably withheld and may not be withheld where Distributor may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Trust.

          1.16 This Agreement shall be governed by the laws of the Commonwealth of Massachusetts.

     2.   Appointment of Agent.
          --------------------

          Distributor may enter into a written agreement with another party qualified to perform distribution services to carry out some or all of its responsibilities under this Agreement, provided, however, that the Trust agrees in writing to the retention of the party chosen and the written agreement related thereto; and provided further, that the party chosen shall be the agent of Distributor and not the agent of the Trust, and that Distributor shall be fully responsible for the acts of such party and shall not be relieved of any of its responsibilities hereunder.

     3.   Fee.
          ----

          Distributor shall receive from the Funds identified in the Rule 12b-1 Distribution Plans attached as Schedule A hereto (the "Distribution Plan Funds") a distribution fee at the rate and upon the terms and conditions set forth in such Plan. The distribution fee shall be accrued daily and shall be paid on the first business day of each month, or at such time(s) as the Distributor shall reasonably request.

     4.   Public Offering Price.
          ----------------------

          The public offering price of Shares shall be the net asset value of such Shares. The net asset value of Shares shall be determined in accordance with the provisions of the Agreement and Declaration of Trust and Bylaws of the Trust and the then-current prospectus for each Fund.

     5.   Issuance of Shares.
          -------------------

          The Trust reserves the right to issue, transfer or sell Load Shares at net asset value (a) in connection with the merger or consolidation of the Trust or the Load Fund(s) with any other investment company or the acquisition by the Trust or the Load Fund(s) of all or substantially all of the assets or of the outstanding shares of any other investment company; (b) in connection with a pro rata distribution directly to the holders of Shares in the nature of a stock dividend or split; (c) upon the exercise of subscription rights granted to the holders of Shares on a pro rata basis; (d) in connection with the issuance of Load Shares pursuant to any exchange and reinvestment privileges described in any then-current prospectus of the Load Fund; and (e) otherwise in accordance with any then-current prospectus of the Load Fund.

     6.   Term, Duration and Termination.
          -------------------------------

          This Agreement shall become effective with respect to each Fund as of the date first written above and, unless sooner terminated as provided herein, shall continue with respect to a particular Fund automatically for successive one-year terms, provided that such continuance is specifically approved at least annually by (a) by the vote of a majority of those members of the Trust's Board of Trustees who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting for the purpose of voting on such approval and (b) by the vote of the Trust's Board of Trustees or the vote of a majority of the outstanding voting securities of such Fund. This Agreement is terminable without penalty, on not less than sixty days' prior written notice, by the Trust's Board of Trustees, by vote of a majority of the outstanding voting securities of the Trust or by the Distributor. This Agreement will also terminate automatically in the event of its assignment. (As used in this Agreement, the terms "majority of the outstanding voting securities," "interested persons" and "assignment" shall have the same meanings as ascribed to such terms in the 1940 Act.)

     7.   Limitation of Liability of the Trustees and Shareholders.
          ---------------------------------------------------------

          It is expressly agreed that the obligations of the Trust hereunder shall not be binding upon any of the Trustees, shareholders, nominees, officers, agents or employees of the Trust personally, but shall bind only the trust property of the Trust. The execution and delivery of this Agreement have been authorized by the Trustees, and this Agreement has been signed and delivered by an authorized officer of the Trust, acting as such, and neither such authorization by the Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the trust property of the Trust as provided in the Trust's Agreement and Declaration of Trust.


     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first written above.


HSBC MUTUAL FUNDS TRUST                    BISYS FUND SERVICES
                                              LIMITED PARTNERSHIP

                                              By:  BISYS Fund Services, Inc.,

                                                        General Partner

By: ________________________                            By:_____________________

Title: _____________________                      Title: _______________________

Date: ______________________                      Date:  _______________________

                                         Dated: _______________________


                                   SCHEDULE A
                         TO THE DISTRIBUTION AGREEMENT
                                    BETWEEN
                            HSBC MUTUAL FUNDS TRUST
                                      AND
                    BISYS FUND SERVICES LIMITED PARTNERSHIP


                   DISTRIBUTION AND SHAREHOLDER SERVICE PLAN